FOR IMMEDIATE RELEASE



                           EXCELSIOR-HENDERSON COMPLETES
                  $6.1 MILLION INDUSTRIAL DEVELOPMENT REVENUE BOND


CONTACT:  EXCELSIOR-HENDERSON MOTORCYCLE MANUFACTURING COMPANY
          THOMAS M. ROOTNESS
          EXCELSIOR-HENDERSON
          (612) 873-7000


BELLE PLAINE, MN, JULY 31, 1998 -- Excelsior-Henderson Motorcycle Manufacturing Company (NASDAQ: BIGX) today announced the closing to escrow of a $6.1 million Industrial Development Revenue Bond facilitated by the Economic Development Authority of the City of Belle Plaine, Minnesota with the Bond purchased in total by FINOVA Public Finance, Inc., a subsidiary of FINOVA Capital Corporation. The loan is a seven and one-half year term loan secured by certain factory equipment and product tooling. The Bond carries a face interest rate of 10.40%, and includes a common stock warrant to purchase 196,500 shares with an exercise price of $9.00 per share. The proceeds, net of a $1.1 million debt service reserve, may be drawn for certain past and future equipment and product tooling purchases.

Tom Rootness, Senior Vice President & CFO, stated, "Excelsior-Henderson is pleased to have FINOVA, a national New York Stock Exchange company, provide this debt financing...one more milestone in our financing plan." Mr. Rootness also stated that "FINOVA's creativity and aggressiveness helped us structure this deal and create a 'partnership' atmosphere between Excelsior-Henderson and FINOVA."

Excelsior-Henderson Motorcycle Manufacturing Company is a pre-revenue company which plans to manufacture, market and sell premium heavyweight American cruisers and touring motorcycles, as well as related parts, apparel and accessories branded with a name that evokes an authentic American motorcycling heritage and lifestyle. The Company will distribute its products through a quality, nationally recognized dealer network. Excelsior-Henderson is one of only two authentic American motorcycle companies exclusively committed to the manufacture of motorcycles. The production-intent 1999 Super X motorcycle will be unveiled August 3, 1998, during Sturgis Rally and Races. Motorcycle production is scheduled to begin during the fourth quarter of 1998.

NOTES CONCERNING FORWARD LOOKING STATEMENTS:

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS REGARDING THE PLAN OF THE COMPANY TO PRODUCE AND SELL THE FIRST 1999 SUPER X MOTORCYCLES DURING THE FOURTH QUARTER OF 1998 THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE FACTORS SET FORTH BELOW AND THE FACTORS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S REPORTS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING BUT NOT LIMITED TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 3, 1998 AND THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED APRIL 4, 1998.

FACTORS THAT MAY AFFECT THE TIMING OF PRODUCTION OF THE SUPER X INCLUDE PROBLEMS IN ACQUISITION, INSTALLATION AND SUCCESSFUL OPERATION OF THE MOTORCYCLE PRODUCTION EQUIPMENT, THE ABILITY OF THE COMPANY TO LOCATE COMPETENT SUPPLIERS OR OBTAIN ADEQUATE QUANTITIES OF COMPONENTS AND SUPPLIES AT REASONABLE COSTS, THE ABILITY OF THE COMPANY TO OBTAIN INVENTORY AND WORKING CAPITAL FINANCING AS NEEDED, THE ABILITY OF THE COMPANY TO HIRE ADDITIONAL QUALIFIED PERSONNEL AND THE ABILITY OF THE COMPANY'S ENGINEERING AND MANUFACTURING STAFF TO DESIGN, ENGINEER AND PRODUCE THE SUPER X. IN ADDITION, FOR THE COMPANY TO BE SUCCESSFUL, ITS PRODUCTS MUST BE MANUFACTURED TO MEET HIGH QUALITY STANDARDS IN PRODUCTION VOLUMES. THE TRANSITION FROM PROTOTYPE TO MASS PRODUCTION WILL INVOLVE VARIOUS RISKS AND UNCERTAINTIES THAT MAY NOT BE APPARENT AT THIS TIME AND THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO SUCCESSFULLY REACT TO UNANTICIPATED DIFFICULTIES AND COMMENCE MASS PRODUCTION IN LATE 1998. IN ADDITION, THE COMPANY WILL BE REQUIRED TO OBTAIN CERTAIN GOVERNMENT APPROVALS AND CERTIFICATIONS PRIOR TO SALES OF THE SUPER X. POTENTIAL DELAYS AND COSTS THAT COULD RESULT FROM OBTAINING SUCH APPROVALS COULD RESULT IN A DELAY IN MOTORCYCLE PRODUCTION.